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                            Coastal Physician Group, Inc.

                   (Name of Registrant as Specified In Its Charter)

                            Coastal Physician Group, Inc.

                      (Name of Person(s) Filing Proxy Statement)

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         NEWS RELEASE                  COASTAL PHYSICIAN GROUP, INC.
                                       Its Subsidiaries and Affiliates


         FOR IMMEDIATE RELEASE          CONTACT: Robert P. Borchert
                                                 Coastal Physician
                                                 Group, Inc.
                                                 919-383-0355

                                                 Marybeth Morsberger/
                                                 Jean Fleckenstein
                                                 (for HelixCare)
                                                 410-685-3390

                COASTAL PHYSICIAN GROUP SIGNS DEFINITIVE AGREEMENT
               TO SELL ITS MARYLAND CLINIC OPERATIONS TO HELIXCARE


         DURHAM, NC, September 16, 1996 -- Coastal Physicians Group, Inc. (NYSE: DR) announced that it has executed a definitive agreement to sell certain assets of Physicians Planning Group, Inc. (PPG), its Maryland capitated clinic operations, to HelixCare Properties, LLC. HelixCare is an affiliate of Helix Health Inc., the largest integrated health care delivery system in the State of Maryland.

         Coastal expects to realize approximately $17 million in net cash proceeds on a pre-tax basis, which will be used primarily to reduce bank indebtedness. The proposed transaction is subject to certain regulatory and other approvals, and is expected to close before the end of September. Specific terms of the transaction were not disclosed.

         "This divestiture will be a significant milestone in Coastal's efforts to successfully execute the Company's previously announced turnaround plan," said Joseph G. Piemont, President and Chief Executive Officer of Coastal Physician Group. "We intend to continue on our aggressive path toward revitalizing the Company through the sale of certain assets, while simultaneously improving Coastal's core operations and evaluating strategic alternatives to maximize shareholder value."

         Coastal Physician Group, Inc. is a diversified physician management company providing a broad range of health care and administrative services to physicians, hospitals, employers, managed care programs and other health care providers.

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